Exhibit 10

AMENDMENT AGREEMENT NO. 2

to that certain

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT AGREEMENT NO. 2 (this “Amendment”), dated as of February 27, 2007, is among GANDER MOUNTAIN COMPANY, a Minnesota corporation (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions from time to time party to the Loan Agreement (as hereinafter defined) (collectively, the “Lenders”), and BANK OF AMERICA, N.A. as agent (the “Agent”) for itself and the other Lenders.

WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of March 3, 2006 (as amended and in effect from time to time, the “Loan Agreement”), pursuant to which the Lenders, upon certain terms and conditions, have agreed to make loans to, and to cause the issuance of letters of credit for the benefit of, the Borrower;

WHEREAS, the Borrower has requested that the Agent and the Lenders agree, and the Agent and the Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend certain of the terms and provisions of the Loan Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

§1.          Defined Terms.    Capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

§2.          Amendments to Loan Agreement.    Subject to the satisfaction of the conditions set forth in Section 5 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)           The definition of the term “Applicable Margin” set forth in Article 1 (“Definitions”) of the Loan Agreement is hereby amended by deleting the words “GAAP EBITDA” from the first row of the second column of the table contained therein and by replacing them with the word “EBITDA”.

(b)           The definition of the term “EBITDA” set forth in Article 1 (“Definitions”) of the Loan Agreement is hereby amended by inserting immediately after the final sentence thereof, the words “Notwithstanding anything to the contrary contained herein, solely for purposes of determining the Applicable Margin as of the Adjustment Dates on each of February 1, 2007, May 1, 2007, August 1, 2007 and November 1, 2007, the Pratt Equity Cash Proceeds shall be added in the calculation of EBITDA for the applicable Reference Period; provided, however, that the Applicable Margin determined as of each such Adjustment Date, shall not, as a result of the addition of the Pratt Equity Cash Proceeds to EBITDA, be less than the Applicable Margin set forth opposite Level II in the definition thereof.”

(c)           Article 1 (“Definitions”) of the Loan Agreement is hereby amended by deleting the definition of the term “GAAP EBITDA” in its entirety.

(d)           The definition of the term “Operating Cash Flow” set forth in Article 1 (“Definitions”) of the Loan Agreement is hereby amended by inserting immediately after the final sentence thereof, the words “Notwithstanding the foregoing, with respect to any fiscal period which includes December, 2006, Operating Cash Flow shall be an amount equal to EBITDA for such fiscal period less Capital Expenditures for such period in excess of the amount of Capital Expenditures financed by (a) indebtedness permitted by Section 5.7 and (b) the Pratt Equity Cash Proceeds.

(e)           Article 1 (“Definitions”) of the Loan Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

“Pratt Equity Cash Proceeds”: The net proceeds received in cash, in an aggregate amount not to exceed $30,000,000, in connection with the issuance of 5,701,255 shares of capital stock of the Borrower to GRATCO LLC, in December, 2006.

(f)            Clause (a) of Section 3.5 (“Interest on Term Loan”) of the Loan Agreement is hereby amended by replacing the percentage of “2.00%” set forth in the second line thereof with the percentage of “1.25%”.

(g)           Clause (b) of Section 3.5 (“Interest on Term Loan”) of the Loan Agreement is hereby amended by replacing the percentage of “4.00%” set forth in the second line thereof with the percentage of “2.75%”.

(h)           Clause (d) of Section 3.5 (“Interest on Term Loan”) of the Loan Agreement is hereby amended by replacing the percentage of “2.00%” set forth in the second line thereof with the percentage of “1.25%”.

(i)            Section 15.5 (“Actions Requiring or Directed by Unanimous Consent”) of the Loan Agreement is hereby amended by inserting immediately after the words “Unanimous Consent” in the second line thereof, the words “; provided that, the actions contemplated by clause (a) (except to the extent any such action would increase the Aggregate Loan Commitment), (b), (d) and (e) of this Section 15.5, shall only require the consent of each Lender affected thereby:”.

§3.          Affirmation and Acknowledgment of the Borrower.  The Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all indebtedness, obligations and liabilities in respect of the Loans, the Letters of Credit, and all other amounts due under the Loan Agreement as amended hereby.  The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.

§4.          Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders as follows:

(a)           The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of its obligations and agreements under this Amendment and the Loan Agreement as amended hereby, are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and do

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not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or any of the Borrower’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower, the non-compliance with which would materially adversely affect the business, assets or financial condition of the Borrower.

(b)           This Amendment and the Loan Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)           No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment or the Loan Agreement as amended hereby.

(d)           The representations and warranties contained in Article V of the Loan Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents, changes which have been disclosed to the Agent and the Lenders prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

(e)           The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, the Borrower is not In Default and there exists no Event of Default.

§5.          Effectiveness.  This Amendment shall become effective upon the receipt by the Agent of each of the following:

(a)           a fully executed counterpart hereof signed by the Borrower and each Lender; and

(b)           an amendment fee of $50,000, such amendment fee to be allocated pro rata among each of the Term Loan Lenders in accordance with their respective outstanding principal amounts of the Term Loan.

§6.          Release.  In consideration of the Agent’s and the Lenders’ execution of this Amendment, and for other good and valuable consideration, receipt of which is hereby acknowledged,  the Borrower unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Lender to the Borrower, except the obligations to be performed by the Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Loan Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower might otherwise have against the Agent, any Lender or any of their respective directors, officers, employees or agents, in either case (i) or (ii), on account of any past or

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presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action,  defense, circumstance or matter of any kind.

§7.          Miscellaneous Provisions.

(a)           Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same.  It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Loan Agreement shall be read and construed as one instrument.

(b)           This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.

(c)           This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

(d)           The Borrower agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GANDER MOUNTAIN COMPANY

By:	/s/ Robert J. Vold
Name: Robert J. Vold
Title: Senior Vice President, Chief Financial Officer

BANK OF AMERICA, N.A., as Agent, as a Revolving Credit Lender and as a Term Loan Lender

By:	/s/ Peter Foley
Name: Peter Foley
Title: Vice President

WELLS FARGO FOOTHILL, INC., (f/k/a Foothill Capital Corporation), as Syndication Agent, as a Revolving Credit Lender and as a Term Loan Lender

By:	/s/ Maged Ghebriel
Name: Maged Ghebriel
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Revolving Credit Lender

By:	/s/ Adrian Avalos
Name: Adrian Avalos
Title: Vice President

WEBSTER BUSINESS CREDIT CORPORATION
(f/k/a Whitehall Business Credit Corporation), as a Revolving Credit Lender

By:	/s/ Joseph A. Klapkowski
Name: Joseph A. Klapkowski
Title: Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Revolving Credit Lender and as a Term Loan Lender

By:	/s/ Amanda J. van Heyst
Name: Amanda J. van Heyst
Title: Duly Authorized Signatory

UBS AG, STAMFORD BRANCH, as a Revolving Credit Lender

By:	/s/ David B. Julie
Name: David B. Julie
Title: Associate Director, Banking Products Services. US

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director, Banking Products Services. US

LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest N.A., as a Revolving Credit Lender and as a Term Loan Lender

By:	/s/ Jai Alexander
Name: Jai Alexander
Title: Officer